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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (date of earliest event reported)
                                 August 4, 1999


                        PROLOGIC MANAGEMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


          Arizona                       1-13704                  86-0498857
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


                            2030 East Speedway Blvd.
                              Tucson, Arizona 85719
               (Address of principal executive offices)(Zip Code)


                                 (520) 320-1000
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS


Stock Purchase and Merger Agreement

         On July 8, 1999, Prologic Management Systems, Inc. (the "Company") entered into a Stock Purchase and Merger Agreement ("SPMA") with Sunburst Acquisitions IV, Inc., a Colorado corporation ("Sunburst"). The transaction initially closed on August 4, 1999.

Overview

         The terms of the SPMA require that Sunburst purchase up to 5,280,763 shares of common stock of the Company for $3,000,000 pursuant to a Regulation D Exemption under the United States Securities Act of 1933, as amended. The investment by Sunburst is to be staged in two parts. The first stage ("Tranche 1") purchases 3,459,972 shares at $0.2890 per share, for a total of $1,000,000. The second stage ("Tranche 2") purchases up to 1,820,791 shares at $1.0984 per share, for a total of $2,000,000. Tranche 1 was funded upon closing and the Company shall use the proceeds primarily as working capital. The proceeds from Tranche 2 are intended to be used by the Company to facilitate the acquisition of another (unaffiliated) company (the "Tranche 2 Acquisition"), and funded essentially simultaneously with the closing of the Tranche 2 Acquisition.

         Subject to shareholder approval, on the earlier of the closing of the Tranche 2 Acquisition or September 30, 1999, it is intended that the Company initiate the merger process with and into Sunburst or a subsidiary of Sunburst organized for that purpose. As a condition to closing of the merger, Sunburst is obligated to have a binding commitment from other investors, satisfactory to the Company in form and substance, to purchase from Sunburst or the surviving entity 890,287 shares of common stock at $2.246 per share, for a total of $2,000,000 ("Tranche 3"). The proceeds from this financing are also intended to facilitate an additional acquisition(s). After the merger, the shareholders of the Company as of March 31, 1999, without dilution for existing warrants, options or other such derivatives, would hold no less than 47.15% of the common stock of Sunburst or the surviving entity. All outstanding warrants and options to acquire Company stock that are not exercised prior to the merger will be automatically converted into an option or right to purchase a like number of shares from Sunburst or the surviving entity. Upon completion of the merger, the carrying value of the Company's assets may be revised to account for the transaction under the purchase method. On the effective date of the merger, the name of the surviving entity will be changed.

         Prior to the SPMA with the Company, Sunburst Acquisitions IV, Inc. (OTC: SBAQ) was a reporting, development stage corporation with no material assets, no operations and no trading of its common stock. A group of investors with whom the Company has been negotiating, led by Century Financial Partners, Inc. and Bristol Capital, LLC, both principally located in Los Angeles, California, acquired controlling interest of Sunburst and are providing the funds required by the SPMA. The Company is not obligated to pay any compensation, fees or costs, in cash or securities, to any underwriter, broker, agent or other entity in connection with the SPMA except for a fee to be paid to Kann Capital, Ltd. equal to eight percent (8%) of the gross cash proceeds of the sale of shares as described in the SPMA. Mr. James M. Heim, President and CEO of the Company will remain in a similar capacity with Sunburst or the surviving entity pursuant to the terms of his previously existing Employment Agreement. Additionally, Mr. Heim has entered into a Voting Trust Agreement with Sunburst, in accordance with the terms of the SPMA, giving Sunburst the voting rights to 100% of the voting shares he beneficially owns or controls.
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The Stock Purchase

         The Company offered for sale pursuant to Regulation D under the United States Securities Act of 1933, as amended (the "Act"), up to 5,280,763 shares of common stock for a total of $3,000,000 (the "Offering"). Sunburst subscribed for the shares pursuant to the Offering in two stages. The first stage ("Tranche 1") purchases 3,459,972 shares at $0.2890 per share, for a total of $1,000,000. The second stage ("Tranche 2") purchases up to 1,820,791 shares at $1.0984 per share, for a total of $2,000,000. The Company shall use the proceeds from Tranche 1 primarily as working capital. The proceeds from Tranche 2 are intended to be used by the Company to facilitate the acquisition of another (unaffiliated) company (the "Tranche 2 Acquisition").

         The closing of Tranche 1 will occur within two business days of the approval and ratification of the SPMA by the board of directors of the Company or at such other time and place as the parties may mutually agree. Except as set forth in Section 6.3 of the SPMA, the closing of Tranche 2 will occur not less than 14 days after receipt by Sunburst of written notice from the Company (a "Subscription Call") that the Company is prepared to close the debt portion of the financing required for the Tranche 2 Acquisition. The Subscription Call will, at a minimum, set forth (i) the proposed target company; (ii) the total purchase price and terms; (iii) the total cash required to close the purchase;
(iv) the equity portion of such cash requirement (an amount not to exceed the lesser of 20% of such cash requirement or $2,000,000); (v) the date (not less than 14 days in the future) when Sunburst will be required to deliver the Tranche 2 Acquisition funds; (vi) evidence that debt financing is available which, together with the Tranche 2 Acquisition funds, is sufficient to close the Tranche 2 Acquisition; and (vii) evidence that the proposed acquisition has been approved by the Company's board of directors. If Sunburst is unable to meet the requirements of a Subscription Call, then commencing on the date of such default, for a period ending 70 days from the date of default, the Company will have the right to purchase all, but not less than all, of the shares issued to Sunburst (i) in Tranche 1 or (ii) pursuant to the exercise of any options or warrants which Sunburst may receive from the Company, for a per share price equal to 110% of the price paid for such shares by Sunburst.

         If, by December 15, 1999, either the Tranche 2 Acquisition has not been closed or the Company has not been merged with Sunburst, and if the discount-to-market conversion provision contained in Section 5(d) of the Certificate of Designation for the Company's Series B Preferred Stock is still in effect, then Sunburst will purchase 455,208 shares of the Company's common stock for $500,000. Such purchase shall be a credit against Sunburst's contractual obligation to complete the Tranche 2 purchase. After the Tranche 2 purchase, the Company and Sunburst will have the number of shares of common stock outstanding as set forth on Schedule 8.5(f)(1) of the SPMA with the understanding that, if the Subscription Call requires less than $2,000,000 from Sunburst to close the Tranche 2 Acquisition, the Schedule shall be revised accordingly.

The Merger

         Subject to shareholder approval, at a meeting of the shareholders of the Company to be held as soon as practicable, the Company and Sunburst will commence the process to cause the Company to be merged with and into Sunburst or its designated subsidiary pursuant to Colorado Law on the earlier of the following dates: (i) the closing of the Tranche 2 Acquisition; (ii) September 30, 1999, if the Company has not made a Subscription Call on Sunburst by September 17, 1999; or (iii) on the 71st day after a default by Sunburst in complying with the terms of a Subscription Call if, prior to such date, the Company has not repurchased the shares purchased by Sunburst. An executed Merger Agreement will be filed with the Secretaries of State of the States of Colorado and Arizona as soon as practical following the time when the last of the conditions of the SPMA have been fulfilled or waived, or such earlier or later date as may be mutually agreed to by the Company and Sunburst.
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         Upon the filing of the Articles of Merger with the Secretary of State of the State of Colorado (the "Effective Date"), each of the issued and outstanding shares of common stock and preferred stock of the Company, subject to applicable statutory provisions with respect to dissenters' appraisal rights, applicable withholding requirements, and adjustments as provided in the SPMA, will be converted into and become a right to receive duly authorized, validly issued, fully paid and non-assessable shares of common stock or preferred stock of Sunburst at an exchange ratio of one-to-one (the "Exchange Ratio"). Each share of the Company's common stock or preferred stock held in treasury, or by a wholly-owned subsidiary of the Company, or by Sunburst will be cancelled as of the Effective Date. The Exchange Ratio will be subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization subsequent to the execution of the SPMA and prior to the Effective Date. On the Effective Date, the Merger Consideration (the number of shares of Sunburst stock exchanged for the Company's stock in the Merger) will be reduced by the amount otherwise payable or issuable to holders of the Company's common stock or preferred stock, if any, who exercise dissenters rights in connection with the Merger. Further, all outstanding options and warrants to acquire Company stock that are not exercised prior to the Effective Date will be automatically converted into an option or right to purchase a like number of shares from Sunburst.

         As a condition to closing the Merger, Century Financial Partners, Inc. and Bristol Capital, LLC, and/or their assignees will have entered into a binding contract with Sunburst, satisfactory to the Company in form and substance, to provide in two stages up to $4,000,000 of equity capital to Sunburst for the purpose of making acquisitions. Each stage will be in an amount equal to the lesser of $2,000,000 or 20% of the cash equity portion needed to close a proposed acquisition(s). The first $2,000,000 stage will be at $1.0984 per share, and any amounts funded to the Company prior to the Merger pursuant to the Tranche 2 purchase will be credited against such obligation. The second $2,000,000 stage, or Tranche 3, will be at $2.246 per share.

         At the Effective Date of the Merger, Sunburst will have the number of shares of common stock and preferred stock outstanding and the former shareholders of the Company will hold the number of Sunburst's common shares and preferred stock as set forth on Schedule 8.5(f)(2) of the SPMA with the understanding that, if the Subscription Call requires less than $2,000,000 from Sunburst to close the Tranche 2 Acquisition, the Schedule shall be revised accordingly. On the effective date of the merger, the name of the surviving entity will be changed.

The Company's Analysis

         Historically, the Company has been unable to generate sufficient internal cash flows to support operations, and has been dependent upon capital reserves and outside capital sources to supplement cash flow. New equity investments, lines of credit and other borrowings, and credit granted by its suppliers have enabled the Company to sustain operations over the past several years. In August 1998, the Company had failed to meet the "continued listing criteria" established by NASDAQ and the Company's securities were delisted from the NASDAQ Small Cap Market. The subsequent lack of liquidity in the Company's securities has materially affected the Company's ability to attract equity capital. Additionally, the lack of capital resources has precluded the Company from effectively executing its strategic business plan. The ability to raise capital and maintain credit sources is critical to the continued viability of the Company. Prior to the SPMA, numerous capital opportunities had presented themselves to the Company, however, none of these "opportunities" were deemed to be in the best interest of the Company or its shareholders.

         The three investment stages in the SPMA potentially provide the Company with the equivalent of a $5,000,000 capital infusion, without, in the Company's opinion, unreasonably diluting the existing shareholders. Upon the merger, the Company's shareholders as of March 31, 1999, including those holding exercisable derivatives, would retain approximately 50% of the merged entities.
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         The potential acquisitions, which are conditions to closing the future financing, will be consistent with the Company's strategic business plan. With the capital resources available to properly manage them, the acquisition of two or more profitable companies should significantly expand the Company's revenues and enhance earnings. The resulting increase in internally generated cash flows should greatly reduce the Company's dependence upon outside capital sources. Additionally, the Company would expect to be the beneficiary of, through the acquisitions, qualified executive management, technical, and sales personnel, as well as new product and service offerings. The Company believes that the SPMA can be the catalyst that will provide its shareholders and investors the opportunity to participate in liquid securities, trading in an orderly market.

"SAFE HARBOR" Statement

         This Form 8-K contains forward-looking statements, and opinions of the Company, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and opinions involve risks and uncertainties, including, but not limited to, the ability of Sunburst, Century Financial Partners, Inc. or Bristol Capital, LLC to meet their contractual obligations, the Company's ability to locate suitable acquisition targets, the Company's ability to complete the acquisitions, the Company's ability to appropriately integrate the acquired companies and manage the costs associated with the integration and administration of acquired operations, and shareholder approval the Merger. Additional risks and uncertainties include the impact of competitive products and pricing, product demand and market acceptance risks, the presence of competitors with greater financial resources, product development and marketability, capacity and supply constraints or difficulties, and the results of additional financing efforts. Further information regarding these and other risks are described from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's latest Form 10-KSB.



Item 7.  EXHIBITS

10.1 Stock Purchase and Merger Agreement

10.2 Voting Trust Agreement


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIC MANAGEMENT SYSTEMS, INC.




Dated: August 4, 1999                By:  /s/James M. Heim
                                         ---------------------------------------
                                          James M. Heim
                                          President and Chief Executive Officer
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                                EXHIBIT INDEX
                                -------------

Exhibit
  No.       Description
-------     -----------
 10.1       Stock Purchase and Merger Agreement

 10.2       Voting Trust Agreement